Exhibit 10.8

MEZZANINE LOAN AGREEMENT

between

KBS REIT ACQUISITION II, LLC, a Delaware limited liability company

and

Wells Fargo Bank, National Association

Entered into as of July 6, 2006

TABLE OF CONTENTS

ARTICLE 1. DEFINITIONS		1
1.1.	DEFINED TERMS	1
1.2.	EXHIBITS INCORPORATED	5

ARTICLE 2. LOAN		5
2.1.	LOAN	5
2.2.	LOAN UNSECURED	5
2.3.	LOAN FEE	5
2.4.	NOTE	5
2.5.	PURPOSE	5
2.6.	INTEREST; PAYMENTS	5
2.7.	BORROWING AND REPAYMENT	5
2.8.	CREDIT FOR PRINCIPAL PAYMENTS	5
2.9.	MATURITY DATE	6
2.10.	FIRST OPTION TO EXTEND	6
2.11.	SECOND OPTION TO EXTEND	6
2.12.	GUARANTY(S)	7

ARTICLE 3. DISBURSEMENT		8
3.1.	CONDITIONS PRECEDENT	8
	(a) Compliance	8
	(b) Documentation	8
	(c) Approval of Lender’s Counsel	8
	(d) Disbursement Certification	8
3.2.	ACCOUNT, PLEDGE AND ASSIGNMENT, AND DISBURSEMENT AUTHORIZATION	8
3.3.	FUNDS TRANSFER DISBURSEMENTS	8

ARTICLE 4. REPRESENTATIONS AND WARRANTIES		10
4.1.	AUTHORITY/ENFORCEABILITY	10
4.2.	BINDING OBLIGATIONS	10
4.3.	FORMATION AND ORGANIZATIONAL DOCUMENTS	10
4.4.	NO VIOLATION	10
4.5.	LITIGATION	10
4.6.	FINANCIAL CONDITION	10
4.7.	NO MATERIAL ADVERSE CHANGE	10
4.8.	ACCURACY	11
4.9.	TAX LIABILITY	11
4.10.	NO SUBORDINATION	11
4.11.	PERMITS; FRANCHISES	11
4.12.	OTHER OBLIGATIONS	11
4.13.	BUSINESS LOAN	11
4.14.	TAX SHELTER REGULATIONS	11

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ARTICLE 5. COVENANTS OF BORROWER		13
5.1.	OTHER INDEBTEDNESS	13
5.2.	MERGER, CONSOLIDATION, SALE OF ASSETS	13
5.3.	GUARANTEES	13
5.4.	EXPENSES	13
5.5.	ERISA COMPLIANCE	14
5.6.	EXISTENCE	14
5.7.	TAXES AND OTHER LIABILITIES	14
5.8.	NOTICE	14
5.9.	INSURANCE	14
5.10.	FACILITIES	14
5.11.	RETURN OF CAPITAL	15
5.12.	LIQUIDITY REQUIREMENT	15

ARTICLE 6. REPORTING COVENANTS		18
6.1.	FINANCIAL INFORMATION	18
6.2.	BOOKS AND RECORDS	18

ARTICLE 7. DEFAULTS AND REMEDIES		18
7.1.	DEFAULT	18
	(a) Payment; Performance	18
	(b) Performance of Other Obligations	19
	(c) Attachment	19
	(d) Representations and Warranties	19
	(e) Voluntary Bankruptcy; Insolvency; Dissolution	19
	(f) Involuntary Bankruptcy	19
	(g) Partners; Guarantors	19
	(h) Death or Incapacity of Borrower	20
	(i) Change In Management or Control	20
	(j) Transfer of Assets	20
7.2.	ACCELERATION UPON DEFAULT; REMEDIES	20
7.3.	RIGHT OF CONTEST	20

ARTICLE 8. MISCELLANEOUS PROVISIONS		20
8.1.	INDEMNITY	20
8.2.	FORM OF DOCUMENTS	21
8.3.	NOTICES	21
8.4.	RELATIONSHIP OF PARTIES	21
8.5.	ATTORNEYS’ FEES AND EXPENSES; ENFORCEMENT	21
8.6.	IMMEDIATELY AVAILABLE FUNDS	21
8.7.	LENDER’S CONSENT	22
8.8.	LOAN SALES AND PARTICIPATIONS; DISCLOSURE OF INFORMATION	23
8.9.	SEVERABILITY	24
8.10.	NO WAIVER; SUCCESSORS	24
8.11.	TIME	24

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8.12.	HEADINGS	24
8.13.	GOVERNING LAW	24
8.14.	USA PATRIOT ACT NOTICE	25
8.15.	INTEGRATION; INTERPRETATION	25
8.16.	JOINT AND SEVERAL LIABILITY	26
8.17.	COUNTERPARTS	26

EXHIBIT A	Documents	1

EXHIBIT B	Transfer Authorizer Designation	1

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MEZZANINE LOAN AGREEMENT

THIS MEZZANINE LOAN AGREEMENT (“Agreement”) is entered into as of July 6, 2006, by and between KBS REIT ACQUISITION II, LLC, a Delaware limited liability company (“Borrower”), and Wells Fargo Bank, National Association (“Lender”).

R E C I T A L

WHEREAS, Wells Fargo Bank, National Association (“Mortgage Lender”) has made a loan in the original principal amount of Fourteen Million Seven Hundred Thousand and No/100 Dollars ($14,700,000.00) (the “Mortgage Loan”) to KBS Sabal Pavilion, LLC, a Delaware limited liability company (the “Mortgage Borrower”), which Mortgage Loan is evidenced by the Mortgage Loan Documents;

WHEREAS, Borrower is the legal and beneficial owner of all of the membership interests in Mortgage Borrower;

WHEREAS, Borrower has requested Lender to make a loan to it in the aggregate principal amount of Four Million Eight Hundred Ninety-Eight Thousand and No/100 Dollars ($4,898,000.00) (the “Loan”); and

WHEREAS, as a condition precedent to the obligation of Lender to make the Loan to Borrower, Borrower has entered into, among other things, that certain Pledge and Security Agreement, dated as of the date hereof, in favor of Lender (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Pledge Agreement”), pursuant to which Borrower has granted to Lender a first priority security interest in the Collateral (as defined in the Pledge Agreement), including its limited liability company interests in Mortgage Borrower, as security for the Debt;

NOW, THEREFORE, in consideration of the covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, represent and warrant as follows:

ARTICLE 1. DEFINITIONS

1.1.	DEFINED TERMS. The following capitalized terms generally used in this Agreement shall have the meanings defined or referenced below. Certain other capitalized terms used only in specific sections of this Agreement are defined in such sections.

“Account” - means an account with Lender, account number 4121364293, in the name of Borrower or Borrower’s designee into which Loan proceeds will be deposited.

“Affiliates” - as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means (a) the possession, directly or indirectly, of the power to vote ten percent (10%) or more of all interests having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting interests or by contract or otherwise, or (b) the ownership of a general partnership interest or a limited partnership interest (or other ownership interest) representing ten percent (10%) or more of the outstanding limited partnership interests or other ownership interests of such Person.

“Agreement” - shall have the meaning ascribed to such term in the preamble hereto.

“Bankruptcy Code” - means the Bankruptcy Reform Act of 1978 (11 USC § 101-1330) as now or hereafter amended or recodified.

“Borrower” - means KBS REIT ACQUISITION II, LLC, a Delaware limited liability company.

“Business Day” - means a day of the week (but not a Saturday, Sunday or holiday) on which the offices of Lender are open to the public for carrying on substantially all of Lender’s business functions. Unless specifically referenced in this Agreement as a Business Day, all references to “days” shall be to calendar days.

“Collateral” – shall have the meaning ascribed to such term in the Pledge Agreement.

“Debt” shall mean the outstanding principal amount of the Loan together with all interest accrued and unpaid thereon and all other sums, fees and expenses due to Lender in respect of the Loan under the Note, this Agreement, the Pledge Agreement, the Indemnity Agreement or any other Loan Document.

“Default” - shall have the meaning ascribed to such term in that certain Section entitled Default.

“Disbursement Date” shall mean the date upon which proceeds of the Loan and the Mortgage Loan are disbursed.

“First Extended Maturity Date” - means April 7, 2007.

“First Option to Extend” - means Borrower’s option, subject to the terms and conditions of that certain Section entitled First Option to Extend, to extend the term of the Loan from the Maturity Date to the First Extended Maturity Date.

“Guarantor” - means KBS LIMITED PARTNERSHIP, a Delaware limited partnership, PETER M. BREN, an individual, LINDA BREN, an individual,

CHARLES J. SCHREIBER, JR., an individual, SCHREIBER TRUST, also known as THE SCHREIBER COMMUNITY PROPERTY TRUST, established March 18, 1991, as amended, a trust, JILL KALIONZES SCHREIBER, an individual, PETER McMILLAN, an individual, TERESA STREMPEK, an individual, KEITH HALL, an individual, and TONYA HALL, an individual, and any other person or entity who, or which, in any manner, is or becomes obligated to Lender under any guaranty now or hereafter executed in connection with respect to the Loan (collectively or severally as the context thereof may suggest or require).

“KBS REIT” - means the KBS Real Estate Investment Trust, Inc.

“Lender” - means Wells Fargo Bank, National Association.

“Loan” - means the principal sum that Lender agrees to lend and Borrower agrees to borrow pursuant to the terms and conditions of this Agreement: Four Million Eight Hundred Ninety-Eight Thousand and 00/100ths Dollars ($4,898,000.00).

“Loan Documents” - means those documents, as hereafter amended, supplemented, replaced or modified, properly executed and in recordable form, if necessary, listed in Exhibit A as Loan Documents.

“Management Agreement” shall mean the Management Agreement by and between Mortgage Borrower and Manager, as such agreement may be amended, restated, replaced, supplemented or otherwise modified from time to time with Lender’s consent, for the Property, together with all other agreements relating to the management, leasing, development or marketing of the Property, entered into by or on behalf of Mortgage Borrower, as such agreements may be amended, restated, replaced, supplemented or otherwise modified from time to time with Lender’s consent (to the extent required hereby).

“Manager” shall mean CB Richard Ellis, or any other Person approved in accordance with the terms and conditions of the Mortgage Loan Documents and the Loan Documents.

“Maturity Date” - means January 7, 2007.

“Maximum Legal Rate” shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of the State of California.

“Mortgage” – means that certain Mortgage, Assignment of Leases and Rents and Security Agreement, dated as of the date hereof, made by Mortgage Borrower in favor of Wells Fargo Bank, National Association.

“Mortgage Borrower” shall have the meaning set forth in the Recitals.

“Mortgage Lender” shall have the meaning set forth in the Recitals.

“Mortgage Loan” shall have the meaning set forth in the Recitals.

“Mortgage Loan Documents” shall mean, collectively, the documents delivered to Mortgage Lender in connection with the Mortgage Loan, as amended, restated, replaced, supplemented or otherwise modified from time to time with Lender’s consent.

“Note” - means that certain Note of even date herewith, in the original principal amount of the Loan, executed by Borrower and payable to the order of Lender, as hereafter amended, supplemented, replaced or modified.

“Original Maturity Date” - means the Maturity Date.

“Other Related Documents” - means those documents, as hereafter amended, supplemented, replaced or modified from time to time, properly executed and in recordable form, if necessary, listed in Exhibit A as Other Related Documents.

“Participant” - shall have the meaning ascribed to such term in that certain Section entitled Loan Sales and Participations; Disclosure of Information.

“Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other entity, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Pledge Agreement” – means that certain Pledge and Security Agreement entered into as of the date hereof by and between Borrower and Lender.

“Prime Rate” - means a base rate of interest which Lender establishes from time to time and which serves as the basis upon which the effective rates of interest are calculated for those loans making reference thereto. Any change in an effective rate due to a change in the Prime Rate shall become effective on the day each such change is announced within Lender.

“Property” – means that certain real property and all improvements thereon, including that certain office building known as “Sabal Pavilion I” located at 3620 Queen Palm Drive, in Tampa, Florida.

“Second Extended Maturity Date” - means July 7, 2007.

“Second Option to Extend” - means Borrower’s option, subject to the terms and conditions of that certain Section entitled Second Option to Extend, to extend the term of the Loan from the First Extended Maturity Date to the Second Extended Maturity Date.

1.2.	EXHIBITS INCORPORATED. All exhibits, schedules or other items attached hereto are incorporated into this Agreement by such attachment for all purposes.

ARTICLE 2. LOAN

2.1.	LOAN. By and subject to the terms of this Agreement and each other document identified on Exhibit A hereto as a Loan Document, Lender agrees to lend to Borrower and Borrower agrees to borrow from Lender up to the principal sum of Four Million Eight Hundred Ninety-Eight Thousand and 00/100ths Dollars ($4,898,000.00).

2.2.	LOAN COLLATERAL. This Loan is secured by the Collateral as defined in the Pledge Agreement.

2.3.	LOAN FEE. Upon, and in consideration of, the execution by Lender of this Agreement, Borrower shall pay to Lender a non-refundable loan fee in the amount of Fifteen Thousand and 00/100ths Dollars ($15,000.00). Borrower agrees that Lender may withhold the loan fee from the proceeds of the Loan for the payment of the loan fee.

2.4.	NOTE. The Loan shall be evidenced by a promissory note (“Note”).

2.5.	PURPOSE. The proceeds of the Loan shall be used to pay the costs incurred by the Mortgage Borrower, of which Borrower is the sole member, to acquire the office building known as “Sabal Pavilion I” at 3620 Queen Palm Drive, in Tampa, Florida. Borrower agrees that the proceeds of the Loan shall be payable by the Lender directly to the title insurance company or such other party acting as the closing agent for the purchase of the Property by the Mortgage Borrower.

2.6.	INTEREST; PAYMENTS. Except as otherwise provided in any Loan Document, interest shall accrue upon the outstanding principal balance of the Loan at the rate(s) provided in the Note, and such interest and all outstanding principal of the Loan shall be payable as required therein.

2.7.	BORROWING AND REPAYMENT. Except as otherwise provided in any Loan Document, after the advance under the Loan, Borrower may, from time to time through the Maturity Date (as the same may be extended pursuant to the provisions of Sections 2.10 and 2.11 below), partially or wholly repay its outstanding borrowings under the Loan.

2.8.	CREDIT FOR PRINCIPAL PAYMENTS. Any payment made upon the outstanding principal balance of the Loan shall be credited as of the Business Day received, provided such payment is received by Lender no later than 11:00 a.m. (Pacific Standard Time or Pacific Daylight Time, as applicable) and constitutes immediately available funds. Any principal payment received after said time, or which does not constitute immediately available funds, shall be credited upon such funds having become unconditionally and immediately available to Lender.

2.9.	MATURITY DATE. The Maturity Date of the Loan shall be January 7, 2007, (as the same may be extended pursuant to the provisions of Sections 2.10 and 2.11 below), on which date all sums due and owing under this Agreement and the other Loan Documents shall be payable in full. All payments due to Lender under this Agreement, whether at the Maturity Date or otherwise, shall be paid in immediately available funds.

2.10.	FIRST OPTION TO EXTEND. Borrower shall have the option to extend the term of the Loan from the Maturity Date (for purposes of this Section, “Original Maturity Date”), to the First Extended Maturity Date, upon satisfaction of each of the following conditions precedent:

(a)	Borrower shall provide Lender with written notice of Borrower’s request to exercise the First Option to Extend not more than ninety (90) days but not less than thirty (30) days prior to the Original Maturity Date; and

(b)	As of the date of Borrower’s delivery of notice of request to exercise the First Option to Extend, and as of the Original Maturity Date, no Default shall have occurred and be continuing, and no event or condition which, with the giving of notice or the passage of time or both, would constitute a Default shall have occurred and be continuing, and Borrower shall so certify in writing; and

(c)	Borrower shall execute or cause the execution of all documents reasonably required by Lender to exercise the First Option to Extend; and

(d)	On the Original Maturity Date, the aggregate outstanding principal balance of the Loan, and all interest accrued thereon, must be no greater than 75% of the initial amount of the Loan; and

(e)	There shall have occurred no material adverse change, as determined by Lender in its sole discretion, in the financial condition of Borrower or any Guarantor from that which existed as of the later of: (A) the date hereof; or (B) the date upon which the financial condition of such party was first represented to Lender; and

(f)	On the Original Maturity Date, Borrower shall pay to Lender an extension fee in the amount of Five Thousand and no/100ths Dollars ($5,000); and

(g)	KBS REIT remains Effective as described in 3.1(d).

Except as modified by this First Option to Extend, the terms and conditions of this Agreement and the other Loan Documents as modified and approved by Lender shall remain unmodified and in full force and effect.

2.11.	SECOND OPTION TO EXTEND. If Borrower shall have exercised the First Option to Extend and the Original Maturity Date of the Note shall have been extended in accordance with the terms and provisions of this Agreement, Borrower shall have the option to further extend the term of the Loan to the Second Extended Maturity Date, upon satisfaction of each of the following conditions precedent:

(a)	Borrower shall provide Lender with written notice of Borrower’s request to exercise the Second Option to Extend not more than ninety (90) days but not less than thirty (30) days prior to the First Extended Maturity Date; and

(b)	As of the date of Borrower’s delivery of notice of request to exercise the Second Option to Extend, and as of the First Extended Maturity Date, no Default shall have occurred and be continuing, and no event or condition which, with the giving of notice or the passage of time or both, would constitute a Default shall have occurred and be continuing, and Borrower shall so certify in writing; and

(c)	Borrower shall execute or cause the execution of all documents reasonably required by Lender to exercise the Second Option to Extend; and

(d)	On the First Extended Maturity Date, the aggregate outstanding principal balance of the Loan, and all interest accrued thereon, must be no greater than 50% of the initial amount of the Loan; and

(e)	There shall have occurred no material adverse change, as determined by Lender in its sole discretion, in the financial condition of Borrower or any Guarantor from that which existed as of the later of: (A) the date hereof; or (B) the date upon which the financial condition of such party was first represented to Lender; and

(f)	On the First Extended Maturity Date, Borrower shall pay to Lender an extension fee in the amount of Five Thousand and no/100ths Dollars ($5,000); and

(g)	KBS REIT remains Effective as described in 3.1(d).

Except as modified by this Second Option to Extend, the terms and conditions of this Agreement and the other Loan Documents as modified and approved by Lender shall remain unmodified and in full force and effect.

2.12.	GUARANTEES. All obligations of Borrower to Lender under the Loan Documents shall be guaranteed by Guarantor and such guarantees shall be evidenced by and subject to the terms of a form of guaranty to be furnished by Lender.

ARTICLE 3. DISBURSEMENT

3.1.	CONDITIONS PRECEDENT. Lender’s obligation to make any disbursements or take any other action under the Loan Documents shall be subject at all times to satisfaction of each of the following conditions precedent:

(a)	Compliance. The representations and warranties contained herein shall be true on and as of the date of the signing of this Agreement and on the date such action is to be taken, with the same effect as though such representations and warranties had been made on and as of such dates, and on such dates no Default, as defined in this Agreement, shall exist and no event or circumstance shall have occurred or arisen which would constitute a Default but for any unsatisfied requirement for the giving of notice or passage of time.

(b)	Documentation. Prior to taking any such action hereunder, Borrower shall have delivered to Lender all Loan Documents and such other documents, instruments, policies, forms of evidence and other materials as Lender may request under the terms of the Loan Documents.

(c)	Approval of Lender’s Counsel. All legal matters incidental to such action shall be satisfactory to counsel of Lender.

(d)	Disbursement Certification. Prior to the disbursement of any loan proceeds during the term of the Loan, Borrower shall certify to Lender that the Securities and Exchange Commission has declared the registration statement for the KBS REIT “Effective”. With notice to exercise the First Option to Extend and the Second Option to Extend, Borrower shall certify this remains in full force and effect and shall also provide documentation relating to the purpose of each advance.

3.2.	ACCOUNT, PLEDGE AND ASSIGNMENT, AND DISBURSEMENT AUTHORIZATION. The proceeds of the Loan, when qualified for disbursement, shall be deposited into the Account or otherwise disbursed to or for the benefit or account of Borrower under the terms of this Agreement; provided, however, that any direct disbursements from the Loan which are made by means of wire transfer shall be subject to the provisions of that certain Section entitled Funds Transfer Disbursements or any funds transfer agreement which is identified in Exhibit A hereto. Disbursements hereunder may be made by Lender upon the written request of the following persons: Stacie Yamane, Verona Chua or David Meltz, who have been authorized by Borrower to request such disbursements until such time as written notice of Borrower’s revocation of such authority is received by Lender at the address herein. As security for Borrower’s performance under the Loan Documents, Borrower hereby irrevocably pledges and assigns to Lender all monies at any time deposited in the Account.

3.3.	FUNDS TRANSFER DISBURSEMENTS. Borrower hereby authorizes Lender to disburse the proceeds of any Loan(s) made by Lender or its affiliate pursuant to the Loan Documents as requested by an authorized representative of the Borrower to any of the accounts designated in that certain Exhibit entitled Transfer Authorizer Designation. Borrower agrees to be bound by any transfer request: (i) authorized or transmitted by Borrower; or, (ii) made in Borrower’s name and accepted by Lender in good faith and in compliance with these transfer instructions, even if not properly authorized by Borrower. Borrower further agrees and acknowledges that Lender may rely solely on any bank routing number or identifying bank account number or name provided by Borrower to effect a wire or funds transfer even if the information provided by Borrower identifies a different bank or account holder than named by the Borrower. Lender is not obligated or required in any way to take any actions to detect errors in information provided by Borrower. If Lender takes any actions in an attempt to detect errors in the transmission or content of transfer or requests or takes any actions in an attempt to detect unauthorized funds transfer requests, Borrower agrees that no matter how many times Lender takes these actions Lender will not in any situation be liable for failing to take or correctly perform these actions in the future and such actions shall not become any part of the transfer disbursement procedures authorized under this provision, the Loan Documents, or any agreement between Lender and Borrower. Borrower agrees to notify Lender of any errors in the transfer of any funds or of any unauthorized or improperly authorized transfer requests within 14 days after Lender’s confirmation to Borrower of such transfer. Lender will, in its sole discretion, determine the funds transfer system and the means by which each transfer will be made. Lender may delay or refuse to accept a funds transfer request if the transfer would: (i) violate the terms of this authorization (ii) require use of a bank unacceptable to Lender or prohibited by government authority; (iii) cause Lender to violate any Federal Reserve or other regulatory risk control program or guideline, or (iv) otherwise cause Lender to violate any applicable law or regulation. Lender shall not be liable to Borrower or any other parties for (i) errors, acts or failures to act of others, including other entities, banks, communications carriers or clearinghouses, through which Borrower’s transfers may be made or information received or transmitted, and no such entity shall be deemed an agent of the Lender, (ii) any loss, liability or delay caused by fires, earthquakes, wars, civil disturbances, power surges or failures, acts of government, labor disputes, failures in communications networks, legal constraints or other events beyond Lender’s control, or (iii) any special, consequential, indirect or punitive damages, whether or not (a) any claim for these damages is based on tort or contract or (b) Lender or Borrower knew or should have known the likelihood of these damages in any situation. Lender makes no representations or warranties other than those expressly made in this Agreement.

ARTICLE 4. REPRESENTATIONS AND WARRANTIES

As a material inducement to Lender’s entry into this Agreement, Borrower represents and warrants to Lender as of the date hereof and continuing thereafter that:

4.1.	AUTHORITY/ENFORCEABILITY. If other than an individual, Borrower is in compliance with all laws and regulations applicable to its organization, existence and transaction of business and has all necessary rights and powers to borrow as contemplated by the Loan Documents.

4.2.	BINDING OBLIGATIONS. Borrower is authorized to execute, deliver and perform its obligations under the Loan Documents, and such obligations shall be valid and binding obligations of Borrower.

4.3.	FORMATION AND ORGANIZATIONAL DOCUMENTS. Borrower has delivered to Lender all formation and organizational documents of Borrower, of the partners, joint venturers or members of Borrower, if any, and of all guarantors of the Loan, if any, and all such formation and organizational documents remain in full force and effect and have not been amended or modified since they were delivered to Lender. Borrower shall immediately provide Lender with copies of any amendments or modifications of the formation or organizational documents.

4.4.	NO VIOLATION. Borrower’s execution, delivery, and performance under the Loan Documents do not: (a) require any consent or approval not heretofore obtained under any partnership agreement, operating agreement, articles of incorporation, bylaws or other document; (b) conflict with, or constitute a breach or default or permit the acceleration of obligations under any agreement, contract, lease, or other document by which the Borrower is bound or regulated; or (c) violate any statute, law, regulation or ordinance, or any order of any court or governmental entity.

4.5.	LITIGATION. Except as disclosed to Lender in writing, there are no claims, actions, suits, or proceedings pending, or to Borrower’s knowledge threatened, against Borrower.

4.6.	FINANCIAL CONDITION. All financial statements and information heretofore and hereafter delivered to Lender by Borrower, including, without limitation, information relating to the financial condition of Borrower, the partners, joint venturers or members of Borrower, and/or any Guarantors, fairly and accurately represent the financial condition of the subject thereof and have been prepared (except as noted therein) in accordance with generally accepted accounting principles consistently applied. Borrower acknowledges and agrees that Lender may request and obtain additional information from third parties regarding any of the above, including, without limitation, credit reports.

4.7.	NO MATERIAL ADVERSE CHANGE. There has been no material adverse change in the financial condition of Borrower and/or Guarantor since the dates of the latest financial statements furnished to Lender and, except as otherwise disclosed to Lender in writing, Borrower has not entered into any material transaction which is not disclosed in such financial statements.

4.8.	ACCURACY. All reports, documents, instruments, information and forms of evidence delivered to Lender concerning the Loan or security for the Loan or required by the Loan Documents are accurate, correct and sufficiently complete to give Lender true and accurate knowledge of their subject matter, and do not contain any misrepresentation or omission.

4.9.	TAX LIABILITY. Borrower has filed all required federal, state, county and municipal tax returns and has paid all taxes and assessments owed and payable, and Borrower has no knowledge of any basis for any additional payment with respect to any such taxes and assessments.

4.10.	NO SUBORDINATION. There is no agreement, indenture, contract or instrument to which Borrower is a party or by which Borrower may be bound that requires the subordination in right of payment of any of Borrower’s obligations subject to this Agreement to any other obligation of Borrower.

4.11.	PERMITS; FRANCHISES. Borrower possesses, and will hereafter possess, all permits, memberships, franchises, contracts and licenses required and all trademark rights, trade names, trade name rights, patents, patent rights and fictitious name rights necessary to enable it to conduct the business in which it is now engaged without conflict with the rights of others.

4.12.	OTHER OBLIGATIONS. Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

4.13.	BUSINESS LOAN. The Loan is a business loan transaction in the stated amount solely for the purpose of carrying on the business of Borrower and none of the proceeds of the Loan will be used for the personal, family or agricultural purposes of the Borrower.

4.14.	TAX SHELTER REGULATIONS. Neither Borrower, any Guarantor nor any subsidiary of any of the foregoing intends to treat the Loan or the transactions contemplated by this Agreement and the other Loan Documents as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4). If Borrower, or any other party to the Loan determines to take any action inconsistent with such intention, Borrower will promptly notify Lender thereof. If Borrower so notifies Lender, Borrower acknowledges that Lender may treat the Loan as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and Lender will maintain the lists and other records, including the identity of the applicable party to the Loan as required by such Treasury Regulation.

4.15.	INSURANCE. (a) Borrower shall cause Mortgagor Borrower to maintain at all times during the term of the Loan the insurance required under the Mortgage Loan Documents as in effect on the date hereof (and provided that no modification thereof by Mortgage Borrower that causes a decrease in coverage shall be binding on Lender without the prior written consent of Lender), including, without limitation, meeting all insurer requirements thereunder.

(b) Borrower shall provide Lender with evidence of all such insurance required hereunder simultaneously with Mortgage Borrower’s provision of such evidence to Mortgage Lender. If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect and Borrower fails to provide Lender with evidence of such insurance within five (5) days after the written request of Lender, Lender shall have the right, without notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, the obtaining of such insurance coverage as Lender deems reasonably appropriate and all premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and shall bear interest at the Default Rate until paid. The rights of Lender under this Section 4.15 are subject to the rights of Mortgage Lender pursuant to the terms of the Intercreditor Agreement.

4.16.	DAMAGES; INSURANCE AND CONDEMNATION PROCEEDS. (a) If the Property shall sustain a casualty, Borrower shall give prompt notice of such Casualty to Lender and shall cause Mortgage Borrower to comply with the Mortgage Loan Documents with respect to the restoration of the Property.

(b) Borrower shall give Lender prompt notice of any actual or threatened condemnation by any governmental authority of all or any part of the Property and shall cause Mortgage Borrower to deliver to Lender a copy of any and all papers served in connection with such proceedings. Subject to the rights of Mortgage Lender under the Mortgage Loan Documents, with respect to any actual or threatened Condemnation for which the claim, amount or award exceeds One Hundred Thousand Dollars ($100,000.00), Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by Lender to permit such participation. Borrower shall or shall cause Mortgage Borrower to, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any condemnation, Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement. The rights of Lender under this Section 4.16 are subject to the rights of Mortgage Lender pursuant to the terms of the Intercreditor Agreement.

4.17.	MORTGAGE LOAN REPRESENTATIONS. (a) The outstanding principal amount of the Mortgage Loan is $14,700,000.00 as of the Disbursement Date. Installments of interest payable under the Mortgage Loan have been paid through the Disbursement Date, together with all other amounts due and payable prior to or as of the Disbursement Date. Neither Mortgage Borrower nor

Mortgage Lender is in default beyond any applicable notice and cure periods under the Mortgage Loan Documents. Mortgage Lender has not issued any notice of default, and no event has occurred or circumstance exists which, with the passage of time or notice, or both, would become a Mortgage Loan Event of Default.

(b) To the best of Borrower’s knowledge, all of the representations and warranties of Mortgage Borrower contained in the Mortgage Loan Documents delivered to Mortgage Lender dated as of the date hereof are true and correct in all material respects and are hereby incorporated into this Agreement and deemed made hereunder as and when made thereunder, and shall remain incorporated without regard to any waiver, amendment or other modification thereof by the Mortgage Lender or without regard to whether the Mortgage Loan has been repaid, defeased or otherwise terminated.

(c) Borrower has delivered to Lender true, complete and correct copies of all Mortgage Loan Documents. None of the Mortgage Loan Documents has been amended, restated, supplemented or otherwise modified as of the date thereof.

ARTICLE 5. COVENANTS OF BORROWER

Borrower covenants that so long as any credit remains available hereunder, and until payment in full of all amounts owing under the Loan Documents:

5.1.	[Intentionally Omitted].

5.2.	MERGER, CONSOLIDATION, SALE OF ASSETS. Borrower shall not merge into or consolidate with any corporation or other entity, or sell, lease, assign, transfer or otherwise dispose of all or substantially all of its assets other than in the ordinary course of business or as expressly permitted under the Mortgage Loan Documents.

5.3.	GUARANTEES. Without the prior written consent of Lender, Borrower shall not guarantee or become liable in any way as a surety, endorser (other than as endorser of negotiable instruments in the ordinary course of business) or accommodation endorser or otherwise for debt or obligations of any other person or entity. Pre-existing commitments shall not be included for purposes of this limitation.

5.4.	EXPENSES. Borrower shall immediately pay Lender upon demand all costs and expenses incurred by Lender in connection with: (a) the preparation of this Agreement, all other Loan Documents and Other Related Documents contemplated hereby; (b) the administration of this Agreement, the other Loan Documents and Other Related Documents for the term of the Loan; and (c) the enforcement or satisfaction by Lender of any of Borrower’s obligations under this Agreement, the other Loan Documents or the Other Related Documents. For all purposes of this Agreement, Lender’s costs and expenses shall include, without limitation, all legal fees and expenses, accounting fees and auditor fees. If any of the services described above are provided by an employee of Lender, Lender’s costs and expenses for such services shall be calculated in accordance with Lender’s standard charge for such services.

5.5.	ERISA COMPLIANCE. Borrower shall at all times comply with the provisions of ERISA with respect to any retirement or other employee benefit plan to which it is a party as employer, and as soon as possible after Borrower knows, or has reason to know, that any Reportable Event (as defined in ERISA) with respect to any such plan of Borrower has occurred, it shall furnish to Lender a written statement setting forth details as to such Reportable Event and the action, if any, which Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event furnished to the Pension Benefit Guaranty Corporation.

5.6.	EXISTENCE. Borrower shall preserve and maintain its existence and all of its rights, privileges and franchises; conduct its business in an orderly, efficient, and regular manner; and comply with the requirements of all applicable laws, rules, regulations and orders of a governmental authority.

5.7.	TAXES AND OTHER LIABILITIES. Borrower shall pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real and personal, owed by or relating to Borrower and Borrower’s properties (including federal and state income taxes), except such as Borrower may in good faith contest or as to which a bona fide dispute may arise, provided provision is made to the satisfaction of Lender for eventual payment thereof in the event that it is found that the same is an obligation of Borrower.

5.8.	NOTICE. Borrower shall promptly give notice in writing to Lender of: (a) any litigation pending or threatened against Borrower; (b) the occurrence of any breach or default in the payment or performance of any obligation owing by Borrower to any person or entity, other than Lender; (c) any change in the name of Borrower, and in the case of a Borrower which is an organization, any change in its identity or organizational structure; (d) any uninsured or partially uninsured loss through fire, theft, liability damage; or (e) any termination or cancellation of any insurance policy which Borrower is required herein to maintain.

5.9.	INSURANCE. Borrower shall maintain and keep in force insurance of the types and in amounts customarily carried in lines of business similar to Borrower’s, including but not limited to fire, extended coverage, public liability, damage and workers’ compensation (if required by applicable laws), carried in companies and in amounts satisfactory to Lender, and deliver to Lender from time to time at Lender’s request schedules setting forth all insurance then in effect.

5.10.	FACILITIES. Borrower shall keep all Borrower’s properties useful or necessary to Borrower’s business in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that Borrower’s properties shall be fully and efficiently preserved and maintained.

5.11.	RETURN OF CAPITAL. Borrower covenants and agrees to cause KBS REIT to pay down the Loan from the proceeds of first available equity raised through the sales of shares to investors, after: (i) the payment of all fees, costs and expenses payable by KBS REIT (and its affiliated entities) with respect to: (A) the formation and operation of KBS REIT and its affiliated entities (including, without limitation, fees, costs and expenses payable to KBS REIT’s advisors), and (B) the sale of shares to investors in KBS REIT (including, without limitation, fees, costs and expenses payable to KBS REIT’s dealer/manager), and (ii) the purchase of “Plaza at Clayton” and the purchase of the Tribeca mezzanine loan (the equity raised and utilized for these two purchases shall not exceed $13,500,000 in the aggregate).

5.12.	[Intentionally Omitted].

5.13.	MORTGAGE LOAN COVENANTS. (a) Borrower shall cause Mortgage Borrower to comply with all Mortgage Borrower’s obligations under the Mortgage Loan Documents.

(b) In the event that, pursuant to the terms of the Mortgage Loan Documents, Mortgage Borrower is required to obtain the consent of Mortgage Lender to any action to be taken with respect to the Property, Borrower shall obtain the consent of Lender prior to permitting Mortgage Borrower to take such action, which consent from Lender may be conditioned, among other things, upon the delivery of evidence reasonably satisfactory to Lender that Mortgage Lender has (or will upon Lender’s approval) approved the same.

5.14.	SPECIAL PURPOSE COVENANTS. Borrower represents and warrants to its actual knowledge as of the date hereof that:

(a)	Borrower does not own and shall not own any assets other than its equity interests in the Mortgage Borrower (the “LLC Interests”), and personal property incidental to the ownership of such LLC Interests;

(b)	Borrower has not and shall not engage in any business unrelated to the ownership of the LLC Interests and acting as the sole equity member of the Mortgage Borrower;

(c)	Borrower has not and shall not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, asset sale, transfer of membership interest, or amendment of its certificate of formation or limited liability company operating agreement;

(d)	Borrower, without the unanimous consent of all of its members, shall not file or consent to the filing of any bankruptcy or insolvency petition or otherwise institute insolvency proceedings with respect to itself or any other entity in which it has a direct or indirect legal or beneficial ownership interest;

(e)	Borrower has no indebtedness (and shall have no indebtedness) other than (i) the Loan; (ii) unsecured trade payables and/or operating expenses (which shall exclude any real estate taxes or insurance premiums) not to exceed $10,000 in the aggregate which is not evidenced by a promissory note, incurred in the ordinary course of business and is paid within sixty (60) days from the date incurred, or, if later, prior to delinquency. No indebtedness other than the Loan may be secured by a security interest in the LLC Interests;

(f)	Borrower has not and shall not fail to correct any known misunderstanding regarding the separate identity of such entity;

(g)	Borrower has maintained and shall maintain its accounts, books and records separate from any other person or entity;

(h)	Borrower has maintained and shall maintain its books, records, resolutions and agreements as official records;

(i)	Except for funds deposited into the Restricted Account (as defined in the Cash Management Agreement entered into in connection with the Mortgage Loan) pursuant to the Cash Management Agreement, Borrower: (i) has not and shall not commingle its funds or assets with those of any other entity; and (ii) has held and shall hold its assets in its own name;

(j)	Borrower has conducted and shall conduct its business in its own name;

(k)	Borrower has maintained and shall maintain its accounting records and other entity documents separate from any other Person;

(l)	Borrower has prepared and shall prepare separate tax returns and financial statements, or if part of a consolidated group, is shown as a separate member of such group;

(m)	Borrower has paid and shall pay its own liabilities and expenses out of its own funds and assets;

(n)	Borrower has held and shall hold regular meetings, as appropriate, to conduct its business and has observed and shall observe all limited liability company formalities and record keeping;

(o)	Borrower has not and shall not assume or guarantee or become obligated for the debts of any other entity or hold out its credit as being available to satisfy the obligations of any other entity;

(p)	Borrower has not and shall not acquire obligations or securities of its partners, members or shareholders;

(q)	Borrower has allocated and shall allocate fairly and reasonably the costs associated with common employees and any overhead for shared office space and each such entity has used and shall use separate stationery, invoices and checks;

(r)	Except in connection with the Loan, Borrower has not and shall not pledge its assets for the benefit of any other Person;

(s)	Borrower has held and identified itself and shall hold itself out and identify itself as a separate and distinct entity under its own name and not as a division or part of any other Person;

(t)	Borrower has not made and shall not make loans to any Person;

(u)	Borrower has not and shall not identify its partners, members or shareholders, or any Affiliates of any of the foregoing, as a division or part of it;

(v)	Borrower has not entered into and shall not enter into or be a party to, any transaction with its members or any Affiliates of any of its members, except in the ordinary course of its business pursuant to written agreements and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party;

(w)	Borrower has paid and shall pay the salaries of its own employees and has maintained and shall maintain a sufficient number of employees in light of its contemplated business operations;

(x)	Borrower has maintained and shall maintain adequate capital in light of its contemplated business operations;

(y)	Borrower has conducted and shall conduct its business and operations in strict compliance with the terms contained in this Section 5.14;

(z)	Borrower’s limited liability company operating agreement shall contain the provisions set forth in this Section 5.14 and any such entity shall conduct its business and operations in strict compliance with the terms contained therein;

(aa)	Borrower shall be a limited liability company organized in the State of Delaware; and

(bb)	The representations and warranties set forth in this Section 5.14 shall survive for so long as any amount remains payable to Lender under this Agreement, the Note or any of the other Loan Documents.

ARTICLE 6. REPORTING COVENANTS

6.1.	FINANCIAL INFORMATION. Borrower shall deliver to Lender, as soon as available, but in no event later than one hundred twenty (120) days after Borrower’s fiscal year end, current financial statements (including, without limitation, an income and expense statement, balance sheet, cash flow statements and cash flow projections) signed by an authorized person together with any other financial information requested by Lender for the following persons and entities:

Borrower and Guarantor

Within thirty (30) days of Lender’s request, Borrower shall also deliver to Lender such quarterly and other financial information regarding any persons or entities in any way obligated on the Loan as Lender may specify. If audited financial information is prepared, Borrower shall deliver to Lender copies of that information within fifteen (15) days of its final preparation. Subject to any disclosure limitations imposed on KBS REIT by applicable regulatory agencies, Borrower shall deliver to Lender monthly reports on the status of equity raised by KBS REIT in addition to any other reporting Lender may require. Except as otherwise agreed to by Lender, all such financial information shall be prepared in accordance with generally accepted accounting principles consistently applied.

6.2.	BOOKS AND RECORDS. Borrower shall maintain complete books of account and other records in accordance with generally accepted accounting principles consistently applied, and permit any representative of Lender, at any reasonable time, to inspect, audit and examine such books and records, to make copies of the same, and to inspect the properties of Borrower.

ARTICLE 7. DEFAULTS AND REMEDIES

7.1.	DEFAULT. The occurrence of any one or more of the following shall constitute an event of default (“Default”) under this Agreement and the other Loan Documents:

(a)	Payment; Performance. Borrower’s failure to pay when due any sum, to perform when due any other obligation, or to observe any covenant, the payment, performance, or observance of which is required under the Note or any of the other Loan Documents; provided, however, that wherever provision is made for a time period during which Borrower may undertake to remedy such failure, then such failure shall constitute a Default only if it is not remedied within that time period; or

(b)	Performance of Other Obligations. The occurrence of a breach or default in the payment or performance of any obligation imposed by any instrument or agreement (other than the Loan Documents) pursuant to which Borrower has borrowed money from, or incurred liability to, any person or entity including Lender; or

(c)	Attachment. The sequestration or attachment of, or any levy or execution upon, any assets of Borrower which sequestration, attachment, levy or execution is not released expunged or dismissed prior to the earlier of thirty (30) days or the sale of the assets affected thereby; or

(d)	Representations and Warranties. (i) The failure of any representation or warranty of Borrower in any of the Loan Documents and the continuation of such failure for more than ten (10) days after written notice to Borrower from Lender requesting that Borrower cure such failure; (ii) the breach or failure of any representation, warranty or covenant of any Guarantor under any Guaranty and the continuation of such failure for more than ten (10) days after written notice to Guarantor from Lender requesting that Guarantor cure such failure; or (iii) any material adverse change in the financial condition of Borrower or any Guarantor from the financial condition represented to Lender as of the later of: (A) the date hereof; or (B) the date upon which the financial condition of such party was first represented to Lender; or

(e)	Voluntary Bankruptcy; Insolvency; Dissolution. (i) The filing of a petition by Borrower for relief under the Bankruptcy Code, or under any other present or future state or federal law regarding bankruptcy, reorganization or other debtor relief law; (ii) the filing of any pleading or an answer by Borrower in any involuntary proceeding under the Bankruptcy Code or other debtor relief law which admits the jurisdiction of the court or the petition’s material allegations regarding Borrower’s insolvency; (iii) a general assignment by Borrower for the benefit of creditors; or (iv) Borrower applying for, or the appointment of, a receiver, trustee, custodian or liquidator of Borrower or any of its assets; or

(f)	Involuntary Bankruptcy. The failure of Borrower to effect a full dismissal of any involuntary petition under the Bankruptcy Code or under any other debtor relief law that is filed against Borrower or in any way restrains or limits Borrower or Lender regarding the Loan prior to the earlier of the entry of any court order granting relief sought in such involuntary petition, or thirty (30) days after the date of filing of such involuntary petition; or

(g)	Partners; Guarantors. The occurrence of any of the events specified in Paragraphs (d) – (f) of this Section as to any person or entity other than Borrower, including, without limitation, any Guarantor, which is in any manner obligated to Lender under the Loan Documents; or

(h)	Mortgage Loan Documents. The occurrence of any amendment, modification, consolidation, spread, restatement, waiver or termination of any of the Mortgage Loan Documents except to the extent approved in writing by Lender; or

(i)	Change In Management or Control. The occurrence of any material management or organizational change in Borrower or in the partners, venturers or members of Borrower, including, without limitation, any partnership, joint venture or member dispute which Lender determines, in its sole and absolute discretion, shall have a material adverse effect on the Loan or on the ability of Borrower or its partners, venturers or members to perform their obligations under the Loan Documents, other that such management or organizational change as may be expressly permitted under the Mortgage Loan Documents.

7.2.	TRANSFER OF ASSETS. The sale, assignment, pledge, hypothecation, mortgage or transfer of assets of Borrower other than in the ordinary course of business of said entity.

7.3.	ACCELERATION UPON DEFAULT; REMEDIES. Upon the occurrence of any Default specified in this Article, Lender may, at its sole option, declare all sums owing to Lender under the Note, this Agreement and the other Loan Documents immediately due and payable. Upon such acceleration, Lender may, in addition to all other remedies permitted under this Agreement and the other Loan Documents and at law or equity, apply any sums in the Account to the sums owing under the Loan Documents and any and all obligations of Lender to fund further disbursements under the Loan shall terminate.

7.4.	RIGHT OF CONTEST. Borrower may contest in good faith any claim, demand, levy or assessment by any person other than Lender which would constitute a Default, if Borrower pursues the contest diligently and in a manner which Lender determines will not be prejudicial to Lender nor impair the rights of Lender under the Loan Documents.

ARTICLE 8. MISCELLANEOUS PROVISIONS

8.1.	INDEMNITY. BORROWER HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS LENDER, ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS FROM AND AGAINST ANY AND ALL LOSSES, DAMAGES, LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS, COURT COSTS AND LEGAL OR OTHER EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND EXPENSES) WHICH LENDER

MAY INCUR AS A DIRECT OR INDIRECT CONSEQUENCE OF: (A) THE PURPOSE TO WHICH BORROWER APPLIES THE LOAN PROCEEDS; (B) THE FAILURE OF BORROWER TO PERFORM ANY OBLIGATIONS AS AND WHEN REQUIRED BY THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; (C) ANY FAILURE AT ANY TIME OF ANY OF BORROWER’S REPRESENTATIONS OR WARRANTIES TO BE TRUE AND CORRECT; OR (D) ANY ACT OR OMISSION BY BORROWER, OR ANY CONSTITUENT PARTNER OR MEMBER OF BORROWER. BORROWER SHALL IMMEDIATELY PAY TO LENDER UPON DEMAND ANY AMOUNTS OWING UNDER THIS INDEMNITY, TOGETHER WITH INTEREST FROM THE DATE THE INDEBTEDNESS ARISES UNTIL PAID AT THE RATE OF INTEREST APPLICABLE TO THE PRINCIPAL BALANCE OF THE NOTE. BORROWER’S DUTY TO INDEMNIFY LENDER SHALL SURVIVE THE REPAYMENT OF THE LOAN.

8.2.	FORM OF DOCUMENTS. The form and substance of all documents, instruments, and forms of evidence to be delivered to Lender under the terms of this Agreement and any of the other Loan Documents shall be subject to Lender’s approval and shall not be modified, superseded or terminated in any respect without Lender’s prior written approval.

8.3.	CASUALTY AND CONDEMNATION. Notwithstanding the occurrence of any damage, casualty or condemnation of the Property, Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement. The rights of Lender under this Section 8.3 are subject to the rights of the Mortgage Lender pursuant to the Intercreditor Agreement.

8.4.	[Intentionally Omitted].

8.5.	MANAGER. Borrower shall not allow Mortgage Borrower to surrender, terminate, cancel, modify, renew or extend the Management Agreement (provided however, any renewal or extension of any Management Agreement which occurs automatically pursuant to the terms thereof shall not require Lender approval), or enter into any other Management Agreement, or consent to the assignment by the Manager of its interest under any Management Agreement, in each case without the express consent of Lender. If at any time a new manager or other similar service provider is appointed, such new manager or other similar service provider, Borrower and Mortgage Borrower shall, as a condition thereof, execute an subordination and agreement in the form substantially similar to the form of subordination executed on the Disbursement Date with respect to the Management Agreement.

8.6.	USURY SAVINGS. This Agreement and the other Loan Documents are subject to the express condition that at no time shall Borrower be required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Effective Rate (as defined in the Note) or the Alternate Rate (as defined in the Note), as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable laws, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

8.7.	EXCULPATION. Notwithstanding anything in this Agreement or the Loan Documents to the contrary, but subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Note, this Agreement, the Pledge Agreement or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against the constituent partners or members of Borrower (or their constituent members or partners), except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Pledge Agreement and the other Loan Documents, or in the Collateral, or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of the assets of Borrower (and in any other collateral given to Lender), and Lender, by accepting the Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against the constituent partners or members of Borrower (or their constituent members or partners) in any such action or proceeding under or by reason of or under or in connection with the Loan Documents. The provisions of this Section 8.7 shall not, however: (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of Lender to name any Person as a party defendant in any action or suit for foreclosure and sale under the Pledge Agreement; (c) affect the validity or enforceability of any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (d) impair the right of Lender to obtain the appointment of a receiver; (e) constitute a prohibition against Lender to seek a deficiency judgment against Borrower, in order (but only to the extent necessary) to fully realize the security granted by the Pledge Agreement or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against the Collateral; or (f) constitute a waiver of the right of Lender to enforce against Borrower (but not any of its constituent members or partners), all sums for which Borrower is now or hereafter liable to Lender (and Guarantor has guaranteed the same to Lender under the Guaranty): (i) for all losses, costs or damages incurred by Lender (including, without limitation, attorneys’ fees and expenses, and any impairment of Lender’s security for the Loan) with respect to (and limited solely to) any of the following matters: (A) fraud or willful misrepresentation; (B) material physical waste of the Property or the Collateral caused by the willful acts of Borrower, Mortgage Borrower or Guarantor or their respective agents, affiliates, officers or employees; (C) failure to pay property or other taxes, assessments or charges (other than amounts paid to Mortgage Lender or Lender for taxes, assessments or charges pursuant to an impound account and where Mortgage Lender or Lender elects not to apply such funds toward payment of the taxes, assessments or charges owed) which may create liens senior to the lien of the Mortgage or the Pledge Agreement or on all or any portion of the Property or Collateral, but only to the extent that cash flow from the operation of the Property (after payment of debt service on the Mortgage Loan and the Loan) shall be sufficient to pay such taxes, assessment or charges on the Property when due; (D) failure to apply any insurance or condemnation proceeds or awards or any security deposits received by Borrower or Mortgage Borrower in accordance with the terms of the Loan Documents or the Mortgage Loan Documents or which are otherwise misappropriated by Borrower; (E) failure to apply any rents, royalties, accounts, revenues, income, issues, profits and other benefits from the Property which are collected or received by Borrower or Mortgage Borrower during the period of any Default or after acceleration of the indebtedness and other sums owing under the Loan Documents to the payment of either: (1) such indebtedness or other sums; or (2) the normal and necessary operating expenses of the Property; or (F) the breach by Borrower, Mortgage Borrower or Guarantor of any covenant or indemnity regarding Hazardous Materials (as defined in the Indemnity Agreement) contained in any Loan Documents, Mortgage Loan Documents or any indemnity agreement executed by Borrower, Mortgage Borrower or Guarantor in favor of Lender or Mortgage Lender in connection with the Loan (including the Indemnity Agreement), or any representation or warranty of Borrower, Mortgage Borrower or Guarantor regarding Hazardous Materials contained in any Loan Documents or Mortgage Loan Documents, or any Hazardous Materials Indemnity Agreement proving to have been false or materially misleading when made; or (ii) in the event the Property or the Collateral shall become an asset in: (A) a voluntary bankruptcy or insolvency proceeding; or (B) an involuntary bankruptcy or insolvency proceeding (other than one filed by Lender or Mortgage Lender) which is not dismissed within one hundred twenty (120) days of filing and Borrower, Mortgage Borrower or Guarantor or their respective agents, affiliates, officers or employees consented to, acquiesced in, arranged or otherwise participated in bringing about the institution of such proceeding.

8.8.	NOTICES. All notices, demands, or other communications under this Agreement and the other Loan Documents shall be in writing and shall be delivered to the appropriate party at the address set forth on the signature page of this Agreement (subject to change from time to time by written notice to all other parties to this Agreement). All notices, demands or other communications shall be considered as properly given if delivered personally or sent by first class United States Postal Service mail, postage prepaid, except that notice of a Default may be sent by certified mail, return receipt requested, or by Overnight Express Mail or by overnight commercial courier service, charges prepaid. Notices so sent shall be effective three (3) days after mailing, if mailed by first class mail, and otherwise upon receipt; provided, however, that non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication.

8.9.	RELATIONSHIP OF PARTIES. The relationship of Borrower and Lender under the Loan Documents is, and shall at all times remain, solely that of borrower and lender, and Lender neither undertakes nor assumes any responsibility or duty to Borrower or to any third party, except as expressly provided in this Agreement and the other Loan Documents.

8.10.	ATTORNEYS’ FEES AND EXPENSES; ENFORCEMENT. If any attorney is engaged by Lender to enforce or defend any provision of this Agreement, any of the other Loan Documents or Other Related Documents, or as a consequence of any Default under the Loan Documents, with or without the filing of any legal action or proceeding, and including, without limitation, any fees and expenses incurred in any bankruptcy proceeding of the Borrower, then Borrower shall immediately pay to Lender, upon demand, the amount of all attorneys’ fees and expenses and all costs incurred by Lender in connection therewith, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance of the Note as specified therein.

8.11.	IMMEDIATELY AVAILABLE FUNDS. Unless otherwise expressly provided for in this Agreement, all amounts payable by Borrower to Lender shall be payable only in United States currency, immediately available funds.

8.12.	LENDER’S CONSENT. Wherever in this Agreement there is a requirement for Lender’s consent and/or a document to be provided or an action taken “to the satisfaction of Lender”, it is understood by such phrase that Lender shall exercise its consent, right or judgment in a reasonable manner given the specific facts and circumstance applicable at the time.

8.13.	LOAN SALES AND PARTICIPATIONS; DISCLOSURE OF INFORMATION. Borrower agrees that Lender may elect, at any time, to sell, assign or grant participations in all or any portion of its rights and obligations under the Loan Documents, and that any such sale, assignment or participation may be to one or more financial institutions, private investors, and/or other entities, at Lender’s sole discretion (“Participant”). Borrower further agrees that

Lender may disseminate to any such actual or potential purchaser(s), assignee(s) or participant(s) all documents and information (including, without limitation, all financial information) which has been or is hereafter provided to or known to Lender with respect to: (a) any party connected with the Loan (including, without limitation, the Borrower, any partner, joint venturer or member of Borrower, any constituent partner, joint venturer or member of Borrower and any Guarantor); and/or (b) any lending relationship other than the Loan which Lender may have with any party connected with the Loan. In the event of any such sale, assignment or participation, Lender and the parties to such transaction shall share in the rights and obligations of Lender as set forth in the Loan Documents only as and to the extent they agree among themselves. In connection with any such sale, assignment or participation, Borrower further agrees that the Loan Documents shall be sufficient evidence of the obligations of Borrower to each purchaser, assignee, or participant, and upon written request by Lender, Borrower shall enter into such amendments or modifications to the Loan Documents as may be reasonably required in order to evidence any such sale, assignment or participation. The indemnity obligations of Borrower under the Loan Documents shall also apply with respect to any purchaser, assignee or participant.

Anything in this Agreement to the contrary notwithstanding, and without the need to comply with any of the formal or procedural requirements of this Agreement, including this Section, any lender may at any time and from time to time pledge and assign all or any portion of its rights under all or any of the Loan Documents to a Federal Reserve Bank; provided that no such pledge or assignment shall release such lender from its obligations thereunder.

8.14.	SEVERABILITY. If any provision or obligation under this Agreement and the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision shall be deemed severed from the Loan Documents and the validity, legality and enforceability of the remaining provisions or obligations shall remain in full force as though the invalid, illegal, or unenforceable provision had never been a part of the Loan Documents, provided, however, that if the rate of interest or any other amount payable under the Note or this Agreement or any other Loan Document, or the right of collectibility therefore, are declared to be or become invalid, illegal or unenforceable, Lender’s obligations to make advances under the Loan Documents shall not be enforceable by Borrower.

8.15.	NO WAIVER; SUCCESSORS. No waiver shall be implied from any failure of Lender to take, or any delay by Lender in taking, action concerning any Default or failure of condition, or from any previous waiver of any similar or unrelated Default or failure of condition. Any waiver or approval hereunder must be in writing and shall be limited to its specific terms. The terms and provisions hereof shall bind and inure to the benefit of the heirs, successors and assigns of the parties.

8.16.	TIME. Time is of the essence of each and every term of this Agreement.

8.17.	HEADINGS. All article, section or other headings appearing in this Agreement and any of the other Loan Documents are for convenience of reference only and shall be disregarded in construing this Agreement and any of the other Loan Documents.

8.18.	GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of California, except to the extent preempted by federal laws. Borrower and all persons and entities in any manner obligated to Lender under the Loan Documents consent to the jurisdiction of any federal or state court within the State of California having proper venue and also consent to service of process by any means authorized by California or federal law.

8.19.	USA PATRIOT ACT NOTICE. COMPLIANCE. The USA Patriot Act of 2001 (Public Law 107-56) and federal regulations issued with respect thereto require all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution. Consequently, Lender may from time-to-time request, and Borrower shall provide to Lender, Borrower’s name, address, tax identification number and/or such other identification information as shall be necessary for Lender to comply with federal law. An “account” for this purpose may include, without limitation, a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit, and/or other financial services product.

8.20.	INTEGRATION; INTERPRETATION. The Loan Documents contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all prior negotiations or agreements, written or oral. The Loan Documents shall not be modified except by written instrument executed by all parties. Any reference to the Loan Documents includes any amendments, renewals or extensions now or hereafter approved by Lender in writing.

8.21.	JOINT AND SEVERAL LIABILITY. The liability of all persons and entities obligated in any manner under this Agreement and any of the Loan Documents shall be joint and several.

8.22.	COUNTERPARTS. To facilitate execution, this document may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement as of the date appearing on the first page of this Agreement.

“LENDER”

Wells Fargo Bank, National Association

By:	/s/ authorized signatory

Lender’s Address:

Real Estate Group (AU #02955)

2030 Main Street, Suite 800

Irvine, CA 92614

Attn: Jeri Gehrer

With a copy to:

Wells Fargo Bank, National Association

Disbursement and Operations Center

2120 East Park Place, Suite 100

El Segundo, CA 90245

Attn: Shirley Floresca

“BORROWER”

KBS REIT ACQUISITION II, LLC,
a Delaware limited liability company,

By:	KBS Limited Partnership,
a Delaware limited partnership
its sole member

	By:	KBS REAL ESTATE INVESTMENT TRUST, INC.
a Maryland corporation,
general partner

		By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chief Executive Officer

Borrower’s Address:

c/o KBS Realty Advisors

620 Newport Center Drive, Suite 1300

Newport Beach, CA 92660

Attn: Charles J. Schreiber, Jr.

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Exhibit A

DOCUMENTS

Exhibit A to MEZZANINE LOAN AGREEMENT between KBS REIT ACQUISITION II, LLC, a Delaware limited liability company, as “Borrower,” and Wells Fargo Bank, National Association, as “Lender,” dated as of July 6, 2006 (“Agreement”).

1.	Loan Documents. The documents listed below, numbered 1.1 through 1.13, inclusive, and amendments, modifications and supplements thereto which have received the prior written consent of Lender, together with any documents executed in the future that are approved by Lender and that recite that they are “Loan Documents” for purposes of this Agreement are collectively referred to herein as the Loan Documents.

1.1	This Agreement.

1.2	The Note of even date herewith in the original principal amount of the Loan made by Borrower payable to the order of Lender.

1.3	The Control Agreement of even date herewith by Borrower in favor of Lender.

1.4	The Indemnity Agreement of even date herewith by Borrower in favor of Lender.

1.5	The Pledge and Security Agreement of even date herewith by Borrower in favor of Lender.

1.6	Limited Liability Company Certificate of even date herewith executed by the sole member of KBS REIT Acquisition II, LLC, a Delaware limited liability company.

1.7	Partnership or Joint Venture Certificate Authorizing The Execution of Guaranty and Endorsement and Hypothecation of Property by KBS Limited Partnership, a Delaware limited partnership.

1.8	Certification of Trust of even date herewith executed on behalf of The Schreiber Trust by the Trustee(s).

1.9	Uniform Commercial Code Financing Statement naming Borrower as the debtor thereunder and the Lender as the secured party thereunder.

1.10	Corporate Resolution by KBS Real Estate Investment Trust, Inc., a Delaware corporation.

1.11	Mezzanine Manager’s Subordination and Agreement of even date herewith by Borrower and Manager in favor of Lender.

1.12	Co-Partnership, Joint Venture or Association Certificate Authorizing Limited Liability Company Activity by KBS Real Estate Investment Trust, Inc., a Delaware corporation.

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1.13	Transfer Authorizer Designation of even date herewith by Borrower in favor of Lender.

2.	Other Related Documents (Which Are Not Loan Documents):

2.1	Repayment Guaranty of even date herewith executed by KBS LIMITED PARTNERSHIP, a Delaware limited partnership, as Guarantor in favor of Lender.

2.2	Repayment Guaranty of even date herewith executed by PETER M. BREN, an individual, and LINDA BREN, an individual, as Guarantor in favor of Lender

2.3	Repayment Guaranty of even date herewith executed by CHARLES J. SCHREIBER, JR., an individual, JILL KALIONZES SCHREIBER, an individual, and CHARLES J. SCHREIBER, JR., as Trustee of The Schreiber Trust, also known as The Schreiber Community Property Trust, established March 18, 1991, as amended, as Guarantor in favor of Lender.

2.4	Repayment Guaranty of even date herewith executed by PETER McMILLAN, an individual, and TERESA STREMPEK, an individual, as Guarantor in favor of Lender.

2.5	Repayment Guaranty of even date herewith executed by KEITH HALL, an individual, and TONYA HALL, an individual, as Guarantor in favor of Lender.

2.6	Intercreditor Agreement of even date herewith executed by Lender as Mezzanine Lender therein, and Wells Fargo Bank, National Association, as the Mortgage Lender therein.

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EXHIBIT B

TRANSFER AUTHORIZER DESIGNATION

(For Disbursement of Loan Proceeds by Funds Transfer)

☐ NEW	☐ REPLACE PREVIOUS DESIGNATION	☐ ADD	☐ CHANGE	☐ DELETE LINE NUMBER

The following representatives of KBS REIT ACQUISITION II, LLC, a Delaware limited liability company (“Borrower”) are authorized to request the disbursement of Loan Proceeds and initiate funds transfers for Loan Number                      dated July     , 2006 between Wells Fargo Bank, National Association (“Bank”) and Borrower. Bank is authorized to rely on this Transfer Authorizer Designation until it has received a new Transfer Authorizer Designation signed by Borrower, even in the event that any or all of the foregoing information may have changed.

	Name	Title	Maximum Wire Amount1
1.

2.

3.

4.

5.

Beneficiary Bank and Account Holder Information

1.

Transfer Funds to (Receiving Party Account Name):

Receiving Party Account Number:

Receiving Bank Name, City and State:	Receiving Bank Routing (ABA) Number

Maximum Transfer Amount:

Further Credit Information/Instructions:

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EXHIBIT B

2.

Transfer Funds to (Receiving Party Account Name):

Receiving Party Account Number:

Receiving Bank Name, City and State:	Receiving Bank Routing (ABA) Number

Maximum Transfer Amount:

Further Credit Information/Instructions:

3.

Transfer Funds to (Receiving Party Account Name):

Receiving Party Account Number:

Receiving Bank Name, City and State:	Receiving Bank Routing (ABA) Number

Maximum Transfer Amount:

Further Credit Information/Instructions:

1	Maximum Wire Amount may not exceed the Loan Amount.

Date: July     , 2006

KBS REIT ACQUISITION II, LLC,

a Delaware limited liability company

By:	KBS Limited Partnership,
a Delaware limited partnership its sole member

	By:	KBS REAL ESTATE INVESTMENT TRUST, INC.
a Maryland corporation, general partner

By:
Charles J. Schreiber, Jr.
Chief Executive Officer

2